Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shunqing Zhang and Hongfeng Jin, the Chief Executive Officer and the Interim Chief Financial Officer and Interim Treasurer, respectively, of CHINA GENGSHENG MINERALS, INC. (the "Company"), DO HEREBY CERTIFY that:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

 Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 31st day of March, 2008.

/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer
(Principal Executive Officer)

/s/ Hongfeng Jin
Hongfeng Jin
Interim Chief Financial Officer and Interim Treasurer
(Interim Principal Financial and Principal Accounting
Officer)

A signed original of this written statement required by Section 906 has been provided to China GengSheng Minerals, Inc. and will be retained by China GengSheng Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.